SUN BANCORP, INC.

2014 PERFORMANCE EQUITY PLAN

1. Purpose of the Plan. The Plan shall be known as the Sun Bancorp, Inc. 2014 Performance Equity Plan (the “Plan”). The purpose of the Plan is to establish an effective link between incentive compensation and performance for the officers and employees of Sun Bancorp, Inc. (the “Company”) and its subsidiaries, and to further align the economic interests of such officers and employees with the Company’s stockholders by rewarding actions that result in building long-term shareholder value. The Plan provides for the granting of equity awards to selected officers and employees, and the earning of such awards will be contingent upon the Company achieving targeted financial performance metrics and subsequently, the continued service of the award recipient. Awards under the Plan may be in the form of “Incentive Stock Options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), “Non-Qualified Stock Options,” options that do not so qualify, and “Restricted Stock Awards.” The provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

2. Definitions. The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meaning as set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code, respectively. The term Affiliate shall include the Bank.

“Award” means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option and/or a Restricted Stock Award, or any combination thereof, and the related terms and conditions determined by the Committee and as provided in the Plan.

“Bank” shall mean Sun National Bank, Vineland, New Jersey, or any successor corporation thereto.

“Beneficiary” shall mean the person or persons designated by the Participant to receive any benefits payable under the Plan in the event of such Participant’s death. Such person or persons shall be designated in writing by the Participant and addressed to the Company or the Committee on forms provided for this purpose by the Committee, and delivered to the Company or the Committee. Such Beneficiary designation may be changed from time to time by similar written notice to the Committee. A Participant’s last will and testament or any codicil thereto shall not constitute written designation of a Beneficiary. In the absence of such written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, the Participant's estate.

“Board” or “Board of Directors” shall mean the Board of Directors of the Company, or any successor or Parent corporation thereto.

“Change in Control” shall mean: (i) the sale of all, or substantially all, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; (iii) a change in control of the Company, as otherwise defined or determined by the Company’s applicable banking regulatory agency or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company by any person, trust, entity or group (provided, however, this limitation shall not apply to any person, or persons acting in concert, that have previously been a party to the Securities Purchase Agreement between the Company and WLR SBI AcquisitionCo, LLC dated July 7, 2010 or the Securities Purchase Agreement among the Company and Bernard A. Brown, Sidney R. Brown, Jeffrey S. Brown, Anne E. Koons, The Four B’s, Interactive Logistics, LLC, National Distribution Centers, L.P. and National Freight, Inc. dated July 7, 2010, each as set forth in the Company’s proxy statement dated September 28, 2010). This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Company stock. The term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

“Committee” shall mean the Board or the administrative committee appointed by the Board in accordance with Section 5(a) of the Plan.

“Common Stock” shall mean common stock of the Company, or any successor or Parent corporation thereto.

“Company” shall mean Sun Bancorp, Inc., the parent corporation of the Bank, or any successor or Parent thereof.

“Continuous Employment” or “Continuous Status as an Employee” shall mean the absence of any interruption or termination of employment with the Company or any present or future Parent or Subsidiary of the Company. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations, of the Company or between the Company, its Parent, its Subsidiaries or a successor.

“Date of Grant” shall mean the date that an Award is made to a Participant or such later date as authorized in accordance with the Plan or by the Committee.

“Director” shall mean a member of the Board of the Company or the Bank, or any successor or Parent thereto.

“Disability” shall mean (a) with respect to Incentive Stock Options, the “permanent and total disability” of the Employee as such term is defined at Section 22(e)(3) of the Code; and (b) with respect to Non-Qualified Stock Options and Restricted Stock Awards, a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Effective Date” shall mean the date of approval of the Plan by the shareholders of the Company.

“Employee” shall mean any person employed by the Company or an Affiliate.

“Exercise Price” shall mean the price at which a Participant may purchase a Share pursuant to the terms of an Option.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean: (i) if the Common Stock is listed on a national securities exchange (including the NASDAQ Global Select Market), then the Fair Market Value per Share shall be the closing sale price of a Share on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use; and (ii) if the Common Stock is not readily tradable on an established securities market for purposes of Section 409A of the Code, then the Fair Market Value shall be determined by means of a reasonable valuation method that takes into consideration all available information material to the value of the Company and that otherwise satisfies the requirements applicable under Section 409A of the Code and the regulations thereunder. The Committee shall determine the Fair Market Value in accordance with the above in good faith.

“Incentive Stock Option” shall mean an Option to purchase Shares granted by the Committee pursuant to, and subject to the limitations and restrictions of Section 8 hereof, and that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

“Non-Qualified Stock Option” shall mean an option to purchase Shares granted pursuant to Section 9 hereof, which Option is not intended to be and is not identified as an Incentive Stock Option, or an Option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

“Option” or “Stock Option” shall mean an Incentive Stock Option or Non-Qualified Stock Option, as applicable, granted pursuant to this Plan providing the holder of such Option with the right to purchase Common Stock.

“Optioned Stock” shall mean Common Stock subject to an Option granted pursuant to the Plan.

“Optionee” shall mean any person who receives an Option pursuant to the Plan.

“Parent” shall mean any present or future corporation which would be a “parent corporation” of the Bank or the Company as defined in Sections 424(e) and (g) of the Code.

“Participant” means any Employee of the Company or any Affiliate who is selected by the Committee to receive an Award. Upon the death of a Participant, the term “Participant” shall also refer to a Beneficiary designated in accordance with the Plan.

“Plan” shall mean this Sun Bancorp, Inc. 2014 Performance Equity Plan.

“Restricted Stock Award” shall mean an Award of Shares of restricted stock granted to a Participant pursuant to Section 12 of the Plan.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Share” shall mean one share of Common Stock.

“Subsidiary” shall mean any present or future corporation which constitutes a “subsidiary corporation” as defined in Sections 424(f) and (g) of the Code.

3. Shares Subject to the Plan. Except as otherwise required by the provisions of Section 14 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 5,000,000 Shares; provided, however, that the aggregate number of Shares issuable pursuant to Restricted Stock Awards under the Plan shall not exceed 1,666,650. Such Shares may either be from authorized but unissued shares, treasury shares or shares purchased in the market for Plan purposes. If an Award shall expire, become unexercisable, or be forfeited for any reason prior to its exercise, new Awards may be granted under the Plan with respect to the number of Shares as to which such expiration or forfeiture has occurred. To the extent that an Award is settled in cash or a form other than Common Stock, or if Shares are withheld from an Award for tax purposes, then the Shares that would have been delivered had there been no such cash or other settlement shall be counted against the shares available for issuance under the Plan.

4. Twelve Month Holding Period.

Subject to vesting requirements, if applicable, except in the event of death or Disability of the Participant or a Change in Control of the Company, a minimum of twelve months must elapse between the Date of Grant of an Award and the date of the sale of the Common Stock received through such award. Notwithstanding the foregoing, such twelve-month holding period may be waived to facilitate the sale or exchange of Shares only to the extent necessary for the satisfaction of tax withholding requirements upon the vesting of such Shares.

5. Administration of the Plan.

(a) Composition of the Committee. The Plan shall be administered by the “Committee,” which shall be the Board of Directors of the Company or the Compensation Committee of the Board, or such other administrative committee appointed by the Board which shall consist of not less than two Directors of the Company appointed by the Board and serving at the pleasure of the Board. All persons designated as members of the Committee shall meet the requirements of: (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act (or any successor provision), and (ii) to the extent deemed appropriate by the Board of Directors or the Committee, such requirements as the Internal Revenue Service may establish for “outside directors” acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code; provided, however, a failure to comply with the requirements of subparagraphs (i) and/or (ii) shall not disqualify any actions taken by the Committee. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Prior to the granting of Awards in accordance with the Plan, the Committee will review the composition of the Committee, and in the event that it is determined that any member of such Committee does not satisfy the requirements set forth above as an “outside director,” then such individual shall recuse himself or herself from such actions to be taken by the Committee at such meeting.

(b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan and Award Agreements (as defined below), to prescribe, amend and rescind rules and regulations relating to the Plan, to select individuals who are to receive Awards under the Plan, to determine the type, number, form, vesting requirements, acceleration of vesting and content of Awards to be issued under the Plan, including establishing or modifying performance measures and other criteria that will determine if such Awards are earned and determining whether such performance measures have been attained, and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. Notwithstanding the foregoing, the Committee shall have the authority to adjust or modify performance measures with respect to Awards, including the authority to determine that Awards shall be earned without regard to whether such performance measures previously established have been satisfied and/or to authorize the implementation of a new performance period and performance measures and the re-issuance of previously forfeited awards under the new program. In no event may the Committee revoke outstanding Awards without the consent of the Participant, except as otherwise provided herein.

The Chairman of the Committee, the President of the Company and such other officers as shall be designated by the Committee are hereby authorized to execute written agreements evidencing Awards (“Award Agreements”) on behalf of the Company and to cause them to be delivered to the Participants. Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and such Award Agreement. Each Award Agreement shall set forth the type of Award granted, the Option Exercise Price, if applicable, the number of shares of Common Stock subject to such Award, the expiration date of such Award, the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award, and such other terms and restrictions applicable to such Award as are determined in accordance with the Plan or the actions of the Committee.

(c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

6. Eligibility for Awards and Limitations.

(a) The Committee shall from time to time determine the Participants who shall be granted Awards under the Plan, the number of Awards to be granted to each such Participant, and whether Awards granted to each such Participant under the Plan shall be Incentive Stock Options, Non-Qualified Stock Options and/or Restricted Stock Awards. In selecting Participants and in determining the Awards to be granted to each such Participant, the Committee may consider the nature of the prior and anticipated future services rendered by each such Participant, each such Participant’s current and potential contribution to the Company and such other factors as the Committee may, in its sole discretion, deem relevant. Participants who have been granted an Award may, if otherwise eligible, be granted additional Awards.

(b) The aggregate Fair Market Value (determined as of the Date of Grant of the Option) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by each Employee during any calendar year (under all Incentive Stock Option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding any provisions of this Section 6 to the contrary, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as Non-Qualified Stock Options.

(c) During the period that Awards may be made under the Plan, in no event shall Shares subject to Awards granted to any individual Participant exceed more than 25% of the total number of Shares authorized for delivery under the Plan with respect to Options or Restricted Stock Awards, as applicable.

7. Term of the Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Section 19 hereof. No Award shall be granted under the Plan after ten (10) years from the Effective Date.

8. Terms and Conditions of Incentive Stock Options. Incentive Stock Options may be granted only to Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

(a) Option Price. The Exercise Price per Share for each Incentive Stock Option granted by the Committee under the Plan shall not, as to any particular Incentive Stock Option, be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant of such Incentive Stock Option; provided, however, in the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date that the Incentive Stock Option is granted.

(b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the Exercise Price must have been owned by the party exercising such Option for not less than twelve months prior to the date of exercise of such Option, with the exception of any Shares used for the satisfaction of tax withholding requirements, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until Shares of Common Stock are issued to the Optionee. Unless expressly provided otherwise in the applicable Award Agreement, the Committee may at any time within its sole discretion eliminate or limit a Participant’s ability to pay the Exercise Price of any Award by any method other than a cash payment to the Company.

(c) Term of Incentive Stock Option. The term of exercisability of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the Date of Grant of each such Incentive Stock Option, provided that in the case of an Employee who owns stock representing more than ten percent (10%) of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of exercisability of the Incentive Stock Option shall not exceed five (5) years from the applicable Date of Grant.

(d) Exercise Generally. Except as otherwise provided in Section 10 hereof, no Incentive Stock Option may be exercised unless the Optionee shall have been in Continuous Employment with the Company at all times during the period beginning with the Date of Grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of such Incentive Stock Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option.

(e) Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held an Incentive Stock Option for at least twelve months, with the exception of any Shares used for the satisfaction of tax withholding requirements, may engage in the “cashless exercise” of the Option. Upon a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option Exercise Price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option Exercise Price plus any applicable withholding taxes to the Company. Such Options shall not be deemed exercised until the Company has received full payment of the Exercise Price of such Options.

(f) Transferability. An Incentive Stock Option granted pursuant to the Plan shall be exercised during an Optionee’s lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution. All Options granted under the Plan and any Common Stock purchased thereby, shall remain subject to a restriction on sale and transfer for a period of one year following the date on which such Option, or portion thereof, becomes fully vested and exercisable; provided that such restrictions shall lapse upon the death or Disability of the Participant or in the event of a Change in Control. In the event that any such Option, or portion thereof, is exercised and Shares are issued during such one-year period, each stock certificate issued in connection with such exercise shall bear a legend setting forth such restrictions.

9. Terms and Conditions of Non-Qualified Stock Options. Each Non-Qualified Stock Option granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each Non-Qualified Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

(a) Option Price. The Exercise Price per Share of Common Stock for each Non-Qualified Stock Option granted pursuant to the Plan shall be at such price as the Committee may determine in its sole discretion, but in no event less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the Date of Grant.

(b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Non-Qualified Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Qualified Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the Exercise Price must have been owned by the party exercising such Option for not less than twelve months prior to the date of exercise of such Option, with the exception of any Shares used for the satisfaction of tax withholding requirements, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company and no Optionee shall have any of the rights of a shareholder of the Company until the Shares of Common Stock are issued to the Optionee. Unless expressly provided otherwise in the applicable Award Agreement, the Committee may at any time within its sole discretion eliminate or limit a Participant’s ability to pay the Exercise Price of any Award by any method other than a cash payment to the Company.

(c) Term. The term of exercisability of each Non-Qualified Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the Date of Grant of each such Non-Qualified Stock Option.

(d) Exercise Generally. The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Qualified Stock Option granted hereunder which is not inconsistent with the terms of the Plan.

(e) Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held a Non-Qualified Stock Option for at least twelve months, with the exception of any Shares used for the satisfaction of tax withholding requirements, may engage in the “cashless exercise” of the Option. Upon a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option Exercise Price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option Exercise Price plus any applicable withholding taxes to the Company. Such Options shall not be deemed exercised until the Company has received full payment of the Exercise Price of such Options.

(f) Transferability. All Options granted under the Plan and any Common Stock purchased thereby, shall remain subject to a restriction on sale and transfer for a period of one year following the date on which such Option, or portion thereof, becomes fully vested and exercisable; provided that such restrictions shall lapse upon the death or Disability of the Participant or in the event of a Change in Control. In the event that any such Option, or portion thereof, is exercised and Shares are issued during such one-year period, each stock certificate issued in connection with such exercise shall bear a legend setting forth such restrictions. Notwithstanding any provisions of the Plan to the contrary, the Committee may, in its sole discretion, permit transferability or assignment of a Non-Qualified Stock Option by a Participant if such transfer or assignment is, in the Committee’s sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code. For purposes of this Section 9(f), a transfer for valid estate planning purposes includes, but is not limited to: (i) a transfer to a revocable inter vivos trust as to which the Participant is both the settlor and trustee, or (ii) a transfer for no consideration to: (1) any member of the Participant’s Immediate Family, (2) any trust solely for the benefit of members of the Participant’s Immediate Family, (3) any partnership whose only partners are members of the Participant’s Immediate Family, and (4) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant’s Immediate Family. For purposes of this Section, “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Qualified Stock Option or portion thereof, and approval to transfer or assign any Non-Qualified Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Qualified Stock Option or portion thereof. The transferee or assignee of any Non-Qualified Stock Option shall be subject to all of the terms and conditions applicable to such Non-Qualified Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Non-Qualified Stock Option.

10. Effect of Termination of Employment, Disability or Death on Incentive Stock Options.

(a) Termination of Employment. In the event that any Optionee’s employment with the Company shall terminate for any reason, other than Disability or death, all of any such Optionee’s Incentive Stock Options, and all of any such Optionee’s rights to purchase or receive Shares of Common Stock pursuant thereto, shall automatically terminate on (A) the earlier of (i) or (ii): (i) the respective expiration dates of any such Incentive Stock Options, or (ii) the expiration of not more than three (3) months after the date of such termination of employment; or (B) such later date as is determined by the Committee, in which case such Award shall be deemed a Non-Qualified Stock Option after such three-month period has elapsed. In the event that an Affiliate ceases to be an Affiliate of the Company, the employment of all of its employees who are not immediately thereafter employees of the Company or an Affiliate shall be deemed to terminate upon the date such Affiliate so ceases to be an Affiliate of the Company.

(b) Disability. Except as may be specified by the Committee at the time of grant of an Option, in the event that any Optionee’s employment with the Company shall terminate as the result of the Disability of such Optionee, such Optionee may exercise any Incentive Stock Options which are then exercisable at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment as a result of such Disability, but only if, and to the extent that, the Optionee was entitled to exercise such Incentive Stock Options at the date of such termination of employment.

(c) Death. Except as may be specified by the Committee at the time of grant of an Option, in the event of the death of an Optionee, any Incentive Stock Options granted to such Optionee which are then exercisable may be exercised by the Beneficiary at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of death. At the discretion of the Committee, upon exercise of such Options the Optionee may receive Shares or cash or a combination thereof. If cash shall be paid in lieu of Shares, such cash shall be equal to the difference between the Fair Market Value of such Shares on the exercise date and the Exercise Price of such Options.

(d) Incentive Stock Options Deemed Exercisable. For purposes of Sections 10(a), 10(b) and 10(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of termination of employment if any such Incentive Stock Option would have been exercisable at such date of termination of employment without regard to the Disability or death of the Participant.

(e) Termination of Incentive Stock Options. Except as may be specified by the Committee, to the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment with the Company terminates shall not have been exercised within the applicable period set forth in this Section 10, any such Incentive Stock Option, and all rights to purchase or receive Shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable exercise period.

11. Effect of Termination of Employment, Disability or Death on Non-Qualified Stock Options. The terms and conditions of Non-Qualified Stock Options relating to the effect of the termination of an Optionee’s employment or service, Disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination of service, or as provided for by the terms of the applicable Award Agreement on the Date of Grant of the Award.

12. Terms and Conditions of Restricted Stock Awards.

Each Restricted Stock Award granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each Restricted Stock Award granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

(a) Grants of Restricted Stock Awards. Restricted Stock Awards may only be made in whole shares of Common Stock and may only be granted from Shares reserved under the Plan.

(b) Terms of Restricted Stock Awards. The Committee shall determine the terms or conditions, including any performance conditions, which must be satisfied prior to any Restricted Stock Award or portion thereof becoming earned and non-forfeitable. No Restricted Stock Award or portion thereof that is subject to the satisfaction of any condition shall be considered earned or vested until the Committee certifies in writing that the conditions to which the vesting of such Restricted Stock Award is subject have been achieved.

(c) Termination of Employment. Unless otherwise determined by the Committee, upon the termination of a Participant’s employment for any reason other than Disability or death, termination for “cause,” or following a Change in Control, any Restricted Stock Awards in which the Participant has not become vested or which are not yet earned and non-forfeitable as of the date of such termination shall be forfeited and any rights the Participant had to such Restricted Stock Awards shall become null and void.

(d) Disability or Death. Unless otherwise determined by the Committee, in the event of a termination of the Participant’s employment due to Disability or death, all unvested Restricted Stock Awards held by such Participant shall be forfeited and any rights the Participant had to such unvested Restricted Stock Awards shall become null and void.

(e) Issuance of Certificates. Certificates representing Shares of Restricted Stock Awards shall be distributed prior to the date that such Restricted Stock Awards are deemed earned and non-forfeitable, subject to satisfaction of applicable tax withholding requirements. In the event that a Participant shall make an election in accordance with Section 83(b) of the Code, then a Certificate representing such Restricted Stock Award shall be issued by the Company reasonably promptly with respect to the Shares for which such Section 83(b) election is being made; provided that the Company shall not cause such a stock certificate to be issued prior to the date that such Shares are deemed earned and non-forfeitable, unless it has received a stock power duly endorsed in blank with respect to such

Shares and each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Sun Bancorp, Inc. 2014 Performance Equity Plan and related Award Agreement entered into between the registered owner of such shares and Sun Bancorp, Inc. A copy of the 2014 Performance Equity Plan and Award Agreement are on file in the office of the Corporate Secretary of Sun Bancorp, Inc., 350 Fellowship Road, Suite 101, Mount Laurel, New Jersey 08054. The recipient of this stock award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the stock award until full vesting of such shares has occurred, and shall not sell or transfer such shares prior to the date that is one year following such full vesting, except in the event of death, disability or a change in control in accordance with the 2014 Performance Equity Plan. For purposes of this restriction, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.”

Such legend shall not be removed until one year following the date on which the Participant becomes vested in such Shares pursuant to the terms of the Plan and the applicable Award Agreement, except in the event of death, Disability or a Change in Control.

(f) Non-transferability; Holding Period. Unless determined otherwise by the Committee and except in the event of the Participant’s death or pursuant to a qualified domestic relations order, a Restricted Stock Award is not transferable and may be earned in the Participant’s lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Restricted Stock Award is transferable by will or the laws of descent and distribution. The designation of a Beneficiary shall not constitute a transfer. Once a Restricted Stock Award is deemed earned and non-forfeitable, except in the event of a Change in Control, or the death or Disability of the Participant, the Shares underlying such Restricted Stock Award shall remain subject to restriction on sale and transfer for a period of one (1) year following the date that such Restricted Stock Award is deemed earned and non-forfeitable.

(g) Dividend Rights. A Participant shall be entitled to receive from the Company all dividends and other distributions declared and paid on the Shares represented by a Restricted Stock Award from the Date of Grant of such Restricted Stock Award through the date that the relevant Restricted Stock Award or installment thereof is issued. Such dividends and other distributions shall be distributed to the Participant by the Company within thirty days of the respective dividend payment date, subject to applicable tax withholding; provided that in the event of the forfeiture of such Restricted Stock Award, all future dividend rights shall cease.

(h) Voting of Restricted Stock Awards. Voting rights associated with any Shares subject to a Restricted Stock Award shall not be exercised by the Participant until certificates of Common Stock representing such Award have been issued to such Participant and the Restricted Stock Award shall be deemed earned and non-forfeitable. Any shares of Common Stock held by the Company after a Restricted Stock Award has been made, but prior to such time that such Award has become earned and non-forfeitable, shall be voted by the Committee in accordance with the stock power held by the Company applicable to such Award.

(i) Payment. Payment due to a Participant upon the Restricted Stock Award becoming earned and non-forfeitable shall be made in the form of shares of Common Stock, unless determined otherwise in the sole discretion of the Committee.

13. Performance Conditions Applicable to Awards.

(a) Upon the grant of an Award, the Committee shall establish the performance targets which must be met before such Awards may begin to become first earned and non-forfeitable or exercisable. Such performance targets will be expressed as a minimum threshold level and an optimum level, and each level of performance attainment will yield a specified number of Options and/or Restricted Stock Awards. The terms and conditions of any Award for each Participant shall be detailed in an Award Agreement. Except as otherwise provided herein, if such performance targets are not attained by the ending date of the performance period as specified in the applicable Award Agreement, then such Award shall be forfeited. Once such performance targets are attained, as certified by the Committee, 50% of the Award shall then be first earned and non-forfeitable, and 50% of such Award shall be first earned and non-forfeitable on the one-year anniversary thereof, subject to the Participant’s Continuous Status as an Employee. Such performance targets shall consist of Company financial metrics, peer group rankings based upon financial metrics, or such other criteria that may be established by the Committee as of the Date of Grant, except as otherwise modified thereafter by the Committee as permitted herein. Notwithstanding the foregoing, the Committee shall have the authority to adjust or modify performance measures with respect to Awards, including the authority to determine that Awards shall be earned without regard to whether such performance measures previously established have been satisfied and/or to authorize the implementation of a new performance period and performance measures and the re-issuance of previously forfeited awards under the new program. Notwithstanding the foregoing, performance targets with respect to an Award shall not be deemed to have been first attained until such time that the Company and the Bank shall no longer be subject to a written agreement with the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System that is subject to public disclosure under 12 U.S.C. § 1818(u)(i)(A).

(b) The Committee shall have sole discretion in determining how performance measures are calculated. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s annual report or in the Compensation Discussion and Analysis section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Affiliates conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. The Committee shall certify in writing that any performance goals or other material terms applicable to an Award were in fact satisfied prior to such Award first becoming earned and non-forfeitable.

14. Recapitalization, Merger, Consolidation, Change in Control and Other Transactions.

(a) Adjustment. Subject to any required action by the shareholders of the Company, the aggregate number of Shares of Common Stock for which Awards may be granted hereunder, the number of Shares of Common Stock covered by each outstanding Award, and the Exercise Price per Share of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a subdivision or consolidation of Shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt or payment of consideration by the Company (other than Shares held by dissenting shareholders).

(b) Change in Control. All outstanding Awards shall become immediately and fully earned and nonforfeitable and, as applicable, exercisable in the event of a Change in Control of the Company. In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

(i) provide that such Options and Restricted Stock Awards shall be assumed, or equivalent Awards shall be substituted (“Substitute Awards”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Awards exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the vesting or exercise of such Substitute Awards shall constitute securities registered in accordance with the Securities Act or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the Securities Act, (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the vesting or exercise of such Substitute Awards shall not constitute Registered Securities, then the Participant will receive upon the lapse of restrictions on, or exercise of the Substitute Awards a cash payment for each Award surrendered equal to the difference between (1) the Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to such surrendered Award, and (2) the aggregate Exercise Price, if any, or purchase price of all such surrendered Awards, or

(ii) in the event of a transaction under the terms of which the holders of the Common Stock of the Company will receive upon consummation thereof a cash payment (the “Merger Price”) for each share of Common Stock exchanged in the Change in Control transaction, to make an appropriate cash payment to Participants equal to the Merger Price for any Restricted Stock Awards and to make or to provide for a cash payment to the Optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate Exercise Price of all such surrendered Options in exchange for such surrendered Options.

(c) Extraordinary Corporate Action. Notwithstanding any provisions of the Plan to the contrary, subject to any required action by the shareholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of Shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Committee shall, prior or subsequent to such action or event:

(i) appropriately adjust the number of Shares of Common Stock subject to each Award, the Option Exercise Price per Share of Common Stock, if applicable, and the consideration to be given or received by the Company upon the vesting or exercise of any outstanding Award; and/or

(ii) cancel any or all previously granted Awards, provided that appropriate consideration is paid to the Participant in connection therewith;

provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code without the consent of the Optionee.

(d) Acceleration. The Committee shall at all times have the power to accelerate the vesting or exercise date of an Award previously granted under the Plan and based upon its discretion to determine that Awards shall be earned without regard to whether any previously established performance measures or other criteria have been satisfied.

(e) Excluded Transaction. To the extent that the Company undertakes a transaction or series of transactions with investors (“Investors”) whereby the Company will raise additional capital through the issuance of various equity instruments, including, but not limited to voting common stock, non-voting common stock, warrants, and convertible preferred stock (“SNBC Stock”) to such Investors and current stockholders (the “Transaction”), and the Company, following approval of such Transaction by the Board of Directors, will seek the approval of its shareholders for the Transaction and related stock issuances before the total shares of voting Common Stock issued in the Transaction equals or exceeds 25% of the total shares of voting Common Stock outstanding before such issuance, then such Transaction shall not be deemed an event or occurrence that is considered a Change in Control in accordance with the Plan. Further, notwithstanding anything in the Plan to the contrary, such issuance of the SNBC Stock by the Company contemplated by such Transaction shall not be deemed to constitute a Change in Control with respect to any outstanding Awards and any applicable Award Agreements representing such Awards. Further, the Participants will not be accorded any rights or benefits in the administration and interpretation of the Plan or any Award Agreements with respect to the Awards resulting from the SNBC Stock to be issued in the Transaction.

Except as expressly provided in Sections 14(a) and 14(b), no Participant shall have any rights by reason of the occurrence of any of the events described in this Section 14.

15. Time of Granting Awards. The Date of Grant of an Award under the Plan shall, for all purposes, be the date on which the Committee makes the determination of such action or such later date as determined by the Committee at the time of such action. Notice of the grant of an Award shall be given to each Participant to whom an Award is so made within a reasonable time after such grant in a form determined by the Committee. Awards under the Plan may be made by the Committee only after the Plan is approved by shareholders.

16. Effective Date. The Plan shall become effective as of the date of approval of the Plan by the shareholders of the Company.

17. Shareholder Approval. The Plan shall be approved by a majority of the votes cast in person or by proxy with respect to approval of the Plan at a meeting of the shareholders of the Company held within twelve (12) months of the date the Plan is approved by the Board.

18. Modification of Awards. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Award, provided no such modification, extension or renewal shall confer on the holder of said Award any right or benefit which could not be conferred on the Participant by the grant of a new Award at such time, or shall not materially decrease the Participant’s benefits under the Award without the consent of such Participant, except as permitted under Section 19 hereof; provided, however, that no such amendment may have the effect of re-pricing the Exercise Price of Options without shareholder approval of such action.

19. Amendment and Termination of the Plan.

(a) Action by the Board. The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 14 hereof) the maximum number of Shares permitted to be issued under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval by the shareholders of the Company. Notwithstanding anything herein to the contrary, in no event shall the Board or the Committee amend the Plan or amend an Award under the Plan which allows the Exercise Price of any Option granted under the Plan to be reduced after the Date of Grant, except as otherwise permitted in accordance with Section 14 of the Plan, without shareholder approval of such action.

(b) Change in Applicable Law. Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule, regulation or policy which would make the exercise or vesting of all or part of any previously granted Award unlawful or subject the Company to any penalty, the Committee may restrict any such exercise or vesting without the consent of the Participant or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

20.	Conditions Upon Issuance of Shares; Limitations on Option Exercise; Cancellation of Award Rights.

(a) Shares shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed.

(b) The inability of the Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares issuable hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

(c) As a condition to the exercise of an Option or the delivery of Shares, the Company may require the Participant who is to receive such Shares to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(d) In addition to any forfeiture or reimbursement conditions the Committee may impose upon an Award, a Participant may be required to forfeit an Award, or reimburse the company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.

(e) Notwithstanding anything herein to the contrary, upon the termination of employment of a Participant by the Company or an Affiliate for “cause” as determined by the Board of Directors or the Committee, all Awards held by such Participant shall cease to be exercisable as of the date of such termination of employment and any Shares that have not yet been delivered to the Participant shall be forfeited.

(f) Awards may be paid out in the form of cash, Common Stock, or combinations thereof as the Committee shall determine in its sole discretion and with such restrictions as it may impose. Upon the vesting of a Restricted Stock Award, the Committee, in its sole and absolute discretion, may make a cash payment to the Participant, in whole or in part, in lieu of the delivery of shares of Common Stock. Upon the exercise of an Option by an Optionee (or the Optionee’s personal representative), the Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the Exercise Price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Optionee or the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

21. Reservation of Shares; No Fractional Shares. During the term of the Plan, the Company will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan. No fractional Shares shall be delivered under the Plan, and the Committee may pay cash in lieu of any fractional Shares in settlement of Awards under the Plan.

22. Unsecured Obligation. Awards payable under the Plan shall be payable in Shares or from the general assets of the Company. No Participant or Beneficiary under the Plan shall have any right, title or interest in any fund or special asset of the Company by reason of the Plan or the grant of any Award under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Award hereunder and there shall be no required funding of amounts which may become payable to any Participant. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

23. No Employment Rights. No Employee shall have a right to be selected as a Participant under the Plan. Neither the Plan nor any action taken by the Committee in administration of the Plan shall be construed as giving any person any rights of employment or retention as an Employee or in any other capacity with the Company, the Bank or other Affiliates.

24. Withholding; Tax Matters.

(a) Withholding. The Company shall have the right to deduct from all amounts to be paid in cash with respect to any Awards any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or vesting of a Restricted Stock Award, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

(b) Notice of Section 83(b) Election. In the event a Participant makes an election under Section 83(b) of the Code in connection with an Award, the Participant shall notify the company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(c) Notice of Disqualifying Disposition. If any Participant shall make a disposition of Shares delivered pursuant to the exercise of Incentive Stock Options under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

25. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, except to the extent that federal law shall be deemed to apply.

26. No Deferral of Compensation Under Section 409A of the Code. All Awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code. Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Award granted under this Plan shall be designed to satisfy the exemption for stock awards set forth in the regulations issued under Section 409A of the Code. Both this Plan and the terms of all Awards granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for stock awards set forth in the regulations issued under Section 409A of the Code. No Participant shall be permitted to defer the recognition of income beyond the exercise date of a Non-Qualified Stock Option or beyond the date that the Common Stock received upon the exercise of an Incentive Stock Option is sold, and no Participant shall be permitted to defer the recognition of income beyond the date that a Restricted Stock Award shall be deemed earned in accordance with the Plan.

27. Successors. Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

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